UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 23, 2007
EATON CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Eaton Center
Cleveland, Ohio 44114

(Address of principal executive offices)(Zip Code)
216-523-5000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-12 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
This filing supplements the Current Report on Form 8-K filed by Eaton Corporation (“Eaton” or the “registrant”) on October 26, 2007 (the “Form 8-K Report”).
As reported in the Form 8-K Report, on October 4, 2006, the Internal Revenue Service (“IRS”) issued Notice 2006-79 (the “Notice”) which, among others matters, offered limited transition relief under the American Jobs Creation Act of 2004 (the “Act”) by permitting the amendment of plans subject to the Act to allow for certain limited changes made on or before December 31, 2007 relating to the time and form of payment of amounts deferred under previous elections made by participants.
As reported in the Form 8-K Report, at its meeting held on October 23, 2007, the Compensation and Organization Committee of the Board of Directors of the registrant (the “Committee”) determined that it was appropriate and desirable to implement the relief afforded under the Notice by authorizing plan amendments pursuant to which participant deferral elections may (within specified limits) be changed to reduce the amount of compensation deferred or to modify the specified distribution dates with respect to (a) compensation earned in 2005, 2006 or 2007 under the Executive Incentive Compensation Plan that was deferred pursuant to the Eaton Deferred Incentive Compensation Plan II, and (b) compensation earned with respect to the 2004-2007, 2005-2008, 2006-2009 and 2007-2010 award periods under the Executive Strategic Incentive Plans I or II that was deferred under the Eaton Incentive Compensation Deferral Plan II.
In addition to the deferral elections regarding the compensation described above, at the October 23, 2007 meeting, the Committee also authorized participant changes to previous deferral elections with respect to compensation earned for the 2002-2005 and 2003-2006 award periods under the Executive Strategic Incentive Plans I or II that was deferred under the Eaton Incentive Compensation Deferral Plan II.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION
Date: October 29, 2007	By:	/s/ R.H. Fearon
R.H. Fearon
Executive Vice President – Chief Financial and Planning Officer

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